Exhibit 10.10

DE BRAUW BLACKSTONE WESTBROEK Address: 390 Greenwich St., 1st Floor Place: New York, NY 10013 Country: United States of America Fax: (646) 291-3363 Attn.: Brendan Mackay Citibank, N.A., in its capacity of Administrative Agent Name: Brendan Mackay Title: Vice President & Director [end of document]

Exhibit 10.10

DE BRAUW
BLACKSTONE
WESTBROEK

EXECUTION COPY

Undisclosed Pledge of Receivables

relating to

The Credit Agreement dated as of 4 June 2015

between

Avaya International Sales Limited, as Pledgor

and

Citibank, N.A., in its capacity of Administrative Agent, as Pledgee

Dated 4 June 2015

Claude Debussylaan 80
1082 MD Amsterdam
The Netherlands

UNDISCLOSED PLEDGE OF RECEIVABLES

THIS DEED IS DATED 4 JUNE 2015 AND MADE BETWEEN:

(1) Avaya International Sales Limited (with company registration number: 342279), a company incorporated under the laws of Ireland, whose principal place of business is at The Atrium, Block A, Blackthorn Road, Sandyford Industrial Park, Sandyford, Dublin 18, Ireland (the "**Pledgor**"); and

(2) Citibank, N.A., not in its individual capacity but solely in its capacity of Administrative Agent pursuant to the Credit Agreement (as defined below), a national banking association organised under the laws of the state of New York, the United States of America, whose principal place of business is at 390 Greenwich Street, 1st Floor, New York, NY 10013, the United States of America (the "**Pledgee**").

BACKGROUND:

(A) The Pledgor and the Pledgee are parties to the Credit Agreement (as defined below).

IT IS AGREED AS FOLLOWS:

1 DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Deed:

"**Additional Deed**" means an additional deed of pledge in the form of **Schedule 1** (*Form of Additional Deed*) or in another form required or approved by the Pledgee.

"**Administrative Agent**" has the meaning ascribed thereto in the Credit Agreement.

"**CC**" means the Dutch Civil Code (*Burgerlijk Wetboek*).

"**Commitments**" has the meaning ascribed thereto in the Credit Agreement.

"**Corresponding Debt**" has the meaning ascribed thereto in section 10.34 of the Credit Agreement.

"**Credit Agreement**" means that certain Credit Agreement, dated as of 4 June 2015 among, *inter alios*, Avaya Canada Corp., as Canadian Borrower, Avaya U.K., as U.K. Borrower, the Pledgor, as Irish Borrower, Avaya Deutschland GMBH and Avaya GMBH & CO. KG., as German Borrowers, the several Guarantors party thereto, Citibank, N.A., as Administrative Agent, the other Lenders party thereto, and the other parties from time to time party thereto (all terms as defined in the Credit Agreement).

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"**Default**" has the meaning ascribed thereto in the Credit Agreement.

"**Event of Default**" has the meaning ascribed thereto in the Credit Agreement.

"**Excepted Receivables**" means the existing or future receivables, governed by the laws of the Netherlands, (i) which cannot be pledged pursuant to a term as meant in section 3:83(2) CC or (ii) the pledging of which would result in a tort, breach of contract, mandatory prepayment event, or default (however so described) under or pursuant to a term of any agreement between the Pledgor and the relevant debtor, other than to the extent that any such term would be rendered ineffective pursuant to any provision of applicable law or binding final judicial decision *provided*, that, at such time as the conditions in subclauses (i) and (ii) of this definition shall be remedied, whether by contract, change of law or otherwise, such receivables shall immediately cease to be an Excepted Receivable, and any security interest that would otherwise be granted herein shall attach immediately to such receivable, or to the extent severable, to any portion thereof that does not result in any of the conditions in subclauses (i) or (ii) above.

"**Irish Security Agreement**" has the meaning ascribed thereto in the Credit Agreement.

"**Lender**" has the meaning ascribed thereto in the Credit Agreement.

"**Lien**" means any Lien (as defined in the Credit Agreement), and any limited right (*beperkt recht*), attachment (*beslag*) mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory, judgment or other), charge (floating or fixed), or preference, priority or other security interest, hypothec or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease (as defined in the Credit Agreement) having substantially the same economic effect as any of the foregoing); *provided*, that in no event shall an operating lease in and of itself be deemed a Lien.

"**Loan Documents**" has the meaning ascribed thereto in the Credit Agreement.

"**Parallel Debt**" has the meaning ascribed thereto in section 10.34 of the Credit Agreement.

"**Pledge**" means, collectively, the pledges created pursuant to Subclauses 2.1.2(a) and 2.1.2(b) of Clause 2.1 (*Creation of Pledge*).

"**Receivables**" means all receivables other than the Excepted Receivables which the Pledgor has against any person or which the Pledgor may have at any time against any person pursuant to any agreement entered into after the date of this Deed, governed by the laws of the Netherlands, including, but not limited to, agreements relating to the sale and/or license of hardware and/or software and/or services in connection with hardware and/or software.

"**Secured Obligations**" means:

(a) the Parallel Debt; and

(b) if the Parallel Debt is invalid, the Pledgor's obligation (if any) to pay the Pledgee the Corresponding Debt.

"**U.S. Pledge and Security Agreement**" means that certain U.S. Pledge and Security Agreement, dated as of 4 June 2015, among the Pledgor, as Irish Borrower and Citibank, N.A., as Administrative Agent.

1.2 Construction

In this Deed, unless a contrary indication appears:

1.2.1 any reference to this "**Deed**" also refers to all Additional Deeds;

1.2.2 a "**receivable**" is any right to receive performance of a payment obligation (whether present or future, actual or contingent);

1.2.3 a "**winding-up**" includes, in relation to a person, any bankruptcy, suspension of payments, moratorium of indebtedness or other insolvency proceedings in relation to that person, the appointment of a liquidator, trustee, receiver, administrator, administrative receiver, examiner, compulsory manager or other similar officer in respect of that person or any of its assets, any composition, compromise, assignment or arrangement with that person's creditors or any class of them, that person's death, dissolution or liquidation, any amalgamation, merger, demerger, transformation or corporate reconstruction of that person and any analogous procedure or step taken, or event occurring, in any jurisdiction.

1.2.4 a reference made in this Deed to any agreement or other document (under whatever name), where applicable, shall be deemed to be a reference to such agreement or other document as the same may have been, or at any time may be, extended, prolonged, amended, restated, supplemented, renewed or novated, as persons may accede thereto as a party or withdraw therefrom as a party in part or in whole or be released thereunder in part or in whole, and/or as facilities and/or financial services are or at any time may be granted, extended, prolonged, increased, reduced, cancelled, withdrawn, amended, restated, supplemented, renewed or novated thereunder including, without limitation: any increase or reduction in any amount available thereunder or any alteration of or addition to the purpose for which any such amount, or increased or reduced amount may be used; any facility provided in substitution of, or in addition to, the facilities originally made available thereunder; any rescheduling of the indebtedness incurred thereunder whether in isolation or in connection with any of the foregoing; and any combination of the foregoing.

2 PLEDGE

2.1 Creation of Pledge

2.1.1 *Obligation to pledge*

The Pledgor undertakes with the Pledgee to create the Pledge.

2.1.2 *Creation of Pledge*

(a) The Pledgor hereby creates a right of pledge on:

(i) each Receivable which exists as of the date of registration of this Deed with the competent Dutch Tax Authorities or which will be directly obtained from

any other legal relationship which exists as of that date; and

(ii) each other Receivable which the Pledgor has or may have at any time against any debtor who has or will have been been notified of the Pledge.

(b) The Pledgor undertakes with the Pledgee to create a right of pledge on each Receivable which exists as of the date of registration of each relevant Additional Deed with the competent Dutch Tax Authorities or which will be directly obtained from any legal relationship which exists as of that date, by supplying the Pledgee with a fully completed and duly signed Additional Deed at the end of each calendar month and whenever the Pledgee so requires.

(c) The Pledgee hereby accepts the Pledge.

2.1.3 The Pledge secures the payment of the Secured Obligations.

2.1.4 In relation to future matters, the Pledge is created (including accepted) in advance (*bij voorbaat*).

2.2 Nature and ranking

2.2.1 The Pledge is a separate right of pledge on each Receivable.

2.2.2 The Pledge is an undisclosed right of pledge (*stil pandrecht*) or, in relation to any Receivable the debtor of which has been notified of the Pledge, a disclosed right of pledge (*openbaar pandrecht*).

2.2.3 The Pledge shall rank first or (without prejudice to all other rights and remedies which the Pledgee may have) where it cannot rank first, have the highest possible ranking.

2.3 Statutory representation

The Pledgor represents on the date of this Deed, and shall be deemed to represent on the date of each Additional Deed, that it has the power (*beschikkingsbevoegdheid*) to create the non-disclosed Pledge and that each Receivable then subject to the non-disclosed Pledge is free of any Lien, except for any Lien as set out in section 7.01 of the Credit Agreement and any Lien created pursuant to the U.S. Pledge and Security Agreement or the Irish Security Agreement.

2.4 Registration

The Pledgee will, at the cost and expense of the Pledgor, register this Deed and each Additional Deed with the competent Dutch Tax Authorities.

3 RIGHTS OF THE PLEDGOR AND THE PLEDGEE

3.1 Rights before enforcement

3.1.1 Until the Pledgee has notified the debtor of a Receivable in accordance with Subclause 3.2.1 of Clause 3.2 (*Rights upon enforcement*), the Pledgor may collect that Receivable (whether in or out of court) and (if required) declare it to be due and payable.

3.1.2 The Pledgor may not sell, transfer (whether legally or beneficially) or otherwise dispose of, or create a limited right (*beperkt recht*) or other third-party right on (or agree to dispose of

or create a third-party right on) any Receivable, settle or waive any claim or dispute with respect to any Receivable, or take any other action in relation to any Receivable other than as permitted or required by this Deed, the Credit Agreement, the U.S. Pledge and Security Agreement, the Irish Security Agreement, the other Loan Documents or with the prior written consent of the Pledgee.

3.2 Rights upon enforcement

3.2.1 Upon the occurrence of an Event of Default that is continuing, the Pledgee shall have the right to notify the debtors of the Receivables of the Pledge, provided that the Pledgee shall provide the Pledgor prior notice thereof.

3.2.2 Following a notice as referred to in Subclause 3.2.1, the Pledgee may, to the exclusion of the Pledgor:

(a) collect the Receivables to which such notice applies and (if required) declare them to be due and payable, discharge, settle or waive any claim or dispute, and refer to arbitration and initiate, defend or abandon any proceedings (including arbitration proceedings), in relation to the Receivables and, generally, exercise all rights which the Pledgor may have as the creditor of the Receivables; and

(b) if any Secured Obligation is not paid when due or another default (*verzuim*) in the performance of the Secured Obligations or other event occurs which under Dutch law allows the Pledgee to sell the Receivables, sell the Receivables (in whole or in part) and recover the Secured Obligations from the proceeds in accordance with the law provided that 10 days' prior written notice has been given thereof to the Pledgor; and

(c) generally, exercise all rights and remedies available to a pledgee under Dutch law.

3.2.3 The Pledgee shall not be required to notify any person who has a limited right on, or has made an attachment in respect of, a Receivable of any proposed or completed sale. The Pledgee may, but the Pledgor may not, request the temporary relief judge (*voorzieningenrechter*) to allow for a different method of sale or for any Receivable to accrue to the Pledgee, as referred to in section 3:251(1) CC.

3.2.4 The Pledgee may exercise its rights under this Clause 3.2 (including selling the Receivables) without first or otherwise claiming payment from or proceeding or enforcing any rights or security against any person.

3.3 Application

3.3.1 Without prejudice to section 3:253 CC, the Pledgee may apply any amount received by it upon collection or sale of a Receivable towards payment of any Secured Obligation (or any part thereof) selected by it.

If the amount collected is in a currency other than the currency of any Secured Obligation which the Pledgee has selected to be paid, the Pledgee may determine that a corresponding part of that Secured Obligation (converted into the currency of the amount collected at a rate reasonably selected by the Pledgee) shall be paid in the currency of the amount collected.

3.3.2 The Pledgee shall not be required to notify the Pledgor of any payment pursuant to Subclause 3.3.1 (whether prior to or after the payment).

4 UNDERTAKINGS

4.1 Information undertakings

4.1.1 The Pledgor shall, on demand by the Pledgee, acting reasonably, promptly supply the Pledgee with an overview, in form and substance satisfactory to the Pledgee, of the names and contact details of all debtors of the Receivables and the Receivables owing by them, and with such other documents and information relating to the Receivables as the Pledgee may reasonably request.

4.1.2 The Pledgor shall, upon becoming aware of any claim, litigation, arbitration or administrative or regulatory proceedings (including any attachment, execution or winding-up) made, initiated or threatened by any person which might adversely affect this Deed, the Pledge or any right of the Pledgee under this Deed, promptly notify that person of the Pledge and supply to the Pledgee the details of the claim or proceedings. The Pledgor is not obliged to monitor or enquire whether such event has occurred.

4.2 General undertaking

4.2.1 The Pledgor shall promptly take all action which is necessary or (in the reasonable opinion of the Pledgee) desirable in connection with this Deed, the Pledge or the Pledgor's obligations and the Pledgee's rights under this Deed.

4.2.2 The Pledgor hereby irrevocably and unconditionally authorises the Administrative Agent and each legal advisor appointed by the Administrative Agent to do, at the cost and expense of the Pledgor, all acts and sign on behalf of the Pledgor all required documents and forms (whether physical or in electronic format) as the Administrative Agent and/or such advisor may consider necessary or desirable to procure compliance with the procedure under section 409(3) or 409(4) of the Companies Act 2014 of Ireland. The Pledgor hereby irrevocably and unconditionally indemnifies and agrees to hold the Administrative Agent and each Lender (and their respective legal advisors) harmless against any loss or liability incurred by the Administrative Agent and such Lender (or any such legal advisor) as a consequence of the Administrative Agent or any Lender (or any such legal advisor) procuring compliance with the procedure under section 409(3) or 409(4) of the Companies Act 2014 of Ireland in reliance on this clause, on the terms of and subject to the conditions of section 10.05 of the Credit Agreement. For the avoidance of doubt, this clause permits the Administrative Agent or its legal adviser including their e-mail address in any form for the purposes of receiving a certificate of registration of a charge from the Companies Registration Office of Ireland.

5 STEP-IN RIGHT AND POWER OF ATTORNEY

5.1 Step-in right

If an Event of Default has occurred and is continuing, the Pledgee may perform the obligation concerned either in its own name or on behalf of the Pledgor under the power of attorney provided for in Clause 5.2 (*Power of attorney*).

5.2 Power of attorney

The Pledgor hereby grants the Pledgee (in the Pledgee's interest) an irrevocable power of attorney to perform, on behalf of the Pledgor, all acts which the Pledgee deems necessary or advisable to accomplish the purposes of this Deed if an Event of Default has occurred and is continuing. In performing acts pursuant to this power of attorney the Pledgee may act as a counterparty to the Pledgor or act as an authorised representative of one or more other persons involved in those acts within the meaning of section 3:68 CC. The Pledgee may grant (directly or indirectly) a power of attorney to another person to perform acts on behalf of the Pledgor within the limits of this power of attorney or substitute another person for itself as authorised representative under this power of attorney.

6 COSTS AND INDEMNITY

6.1 Costs

6.1.1 The Pledgor shall pay and indemnify the Pledgee against all costs and expenses (including legal fees) reasonably and duly incurred by the Pledgee in connection with exercising its rights under Clause 5 (*Step-in right and power of attorney*) or enforcing or preserving any other right under this Deed or the Pledge or generally in connection with the Receivables, on the terms of and subject to the conditions of sections 10.04 and 10.05 of the Credit Agreement.

6.1.2 Without prejudice to Subclause 6.1.1, each party shall bear its own costs and expenses in relation to this Deed and the Pledge.

6.2 Liability

The Pledgee shall not be liable for any damage suffered by the Pledgor in connection with this Deed, the Pledge or the Receivables, other than any damage suffered as a result of the Pledgee's own gross negligence or wilful misconduct.

7 TERMINATION, AMENDMENTS AND WAIVERS

7.1 No suspension

The Pledgor may not suspend (*opschorten*) compliance with its obligations under this Deed on whatever grounds.

7.2 Termination

7.2.1 The Pledgee may at any time, by notice to the Pledgor, waive (*opzeggen*) the Pledge (in whole or in part) or determine that it shall from then on secure only a part of the Secured Obligations. The Pledgor hereby accepts any such limitation or waiver in anticipation.

7.2.2 If the Secured Obligations have been irrevocably paid in full, that no new Secured Obligations can become outstanding and that the Commitments have been terminated, it shall, upon the Pledgor's request, confirm that the Pledge has terminated.

7.2.3 The Pledgor cannot rescind (*ontbinden*) this Deed. The Pledgor shall bear the risk of any error (*dwaling*) made by it in relation to this Deed.

7.3 Amendments and waivers

This Deed may be amended, supplemented or waived only by a written agreement between the Pledgor and the Pledgee.

8 CHANGES TO PARTIES

8.1 Changes to the Pledgee

8.1.1 The Pledge may pass (in whole or in part) to another person as pledgee in accordance with the relevant provisions on transfer under the Credit Agreement.

8.1.2 If the Pledge passes to another person, the Pledgee may assign (*overdragen*) its rights or transfer (*overdragen*) its legal relationship (*rechtsverhouding*) under this Deed to that person. The Pledgor hereby cooperates with any transfer in advance. Any transfer shall take effect by notice to the Pledgor (whether prior to or after the signing of the deed of transfer).

8.2 Changes to the Pledgor

The Pledgor may not assign, transfer or encumber any of its rights or obligations under this Deed, except as provided for in the Credit Agreement, the U.S. Pledge and Security Agreement, the Irish Security Agreement, the other Loan Documents or with the prior written consent of the Pledgee.

9 EVIDENCE AND NOTICES

9.1 Evidence

The entries made in the accounts maintained by the Pledgee are conclusive evidence (*dwingend bewijs*) of the matters to which they relate.

9.2 Notices

Any communication to be made under this Deed shall be made in writing and, unless otherwise stated, may be made by fax, e-mail or letter to the addressee's address and department or officer identified with its name on the signature pages of this Deed or any substitute address or fax number or department or officer as the addressee may have notified to the other party.

10 GOVERNING LAW AND ENFORCEMENT

10.1 Governing law

This Deed (including Clause 10.2 (*Jurisdiction*)) and any non-contractual obligations arising out of it or in connection therewith are governed by Dutch law.

10.2 Jurisdiction

10.2.1 Subject to Subclause 10.2.2, the Courts of Amsterdam, the Netherlands, have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity, termination or amendment of this Deed and any non-contractual obligations arising out of it or in connection therewith). This Clause 10.2 is for the benefit of the Pledgee only, who may initiate proceedings in any other court with jurisdiction.

10.2.2 Notwithstanding the foregoing, any legal action or proceeding with respect to this Deed may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York or any other competent court having jurisdiction under the Credit Agreement, provided that a legal action or proceeding under the Credit Agreement is already pending before such court or a claim under the Credit Agreement is submitted simultaneously with a claim in respect to this Deed to such court. By execution and delivery of this Deed, the Pledgor hereby accepts for itself and in respect of its property, subject to the aforementioned condition, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of *forum non conveniens*, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

Schedule 1 Form of Additional Deed

From: Avaya International Sales Limited as Pledgor

To: Citibank, N.A., in its capacity of Administrative Agent, as Pledgee

Dated: [*Date*]

Dear Sirs/Madams,

Pledge of Receivables
Credit Agreement dated [•] 2015

(the "Deed")

1 We refer to the Deed. Terms defined in the Deed have the same meaning in this Additional Deed.

2 This is an Additional Deed.

3 We hereby pledge to you each Receivable which exists as of the registration of this Additional Deed with the competent Dutch Tax Authorities or which will be directly obtained from any legal relationship which exists as of that date and which, in each case, is not already subject to the Pledge.

4 We represent on the date of this Additional Deed that we have the power (*beschikkingsbevoegdheid*) to create the non-disclosed pledge intended to be created hereby and that each Receivable pledged under this Additional Deed is free of any Lien, except for any Lien as set out in section 7.01 of the Credit Agreement and any Lien created pursuant to the U.S. Pledge and Security Agreement or the Irish Security Agreement.

Yours faithfully,

The Pledgor

Name:
Title:

THIS DEED HAS BEEN SIGNED ON THE DATE STATED AT THE BEGINNING OF THIS DEED BY:

		Signed and delivered as a deed for and on behalf of **Avaya International Sales Limited** *By its duly authorised and appointed attorney*	Address: The Atrium, Block A, Blackthorn Road, Sandyford Business Park, Sandyford Place: Dublin 18 Country: Ireland Fax: 00 353 656 7780 Attn.: Michael Murray
	Signature of attorney:	[signature]	
	Title	Duly authorised and appointed attorney	
	Name:	Michael Murray	
		In the presence of:	
	Witness name:	JULIE O'DOWD	
	Witness signature:	[signature]	
	Witness address:	C/O AVAYA, SANDYFORD, DUBLIN	
	Witness occupation:	Treasury Manager.	

[signature page to continue on next page]

DE BRAUW
BLACKSTONE
WESTBROEK

		***Citibank, N.A.**, in its capacity of Administrative Agent*	Address: 390 Greenwich St., 1st Floor Place: New York, NY 10013 Country: United States of America Fax: (646) 291-3363 Attn.: Brendan Mackay
	Name:	Brendan Mackay	
	Title:	Vice President & Director	

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